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                                                                    Exhibit 3.21

Industry Canada                           [Industrie Canada]
Canada Business                           [Loi canadienne sur les
Corporations Act                          societes par actions]

FORM 9                                    [FORMULE 9]
ARTICLES OF AMALGAMATION                  [STATUTS DE FUSION]
(SECTION 185)                             [(ARTICLE 185)]

1- Name of amalgamated corporation
[Denomination de la societe issue de la fusion]

CANWEST INTERACTIVE INC.

2- The place in Canada where the registered office is to be situated [Lieu au Canada ou doit etre situe le siege social]

Province of Manitoba

3- The classes and any maximum number of shares that the corporation is authorized to issue
[Categories et tout nombre maximal d'actions que la societe est autorisee a emettre]

An unlimited number of Class A shares and an unlimited number of Class B shares with the rights, privileges, restrictions and conditions as set forth in the annexed Schedule A attached hereto.

4- Restrictions, if any on share transfers
[Restrictions sur le transfert des actions, s'il y a lieu]

The annexed Schedule B is incorporated in this form

5- Number (or minimum and maximum number) of directors
[Nombre (ou nombre minimal el maximal) d'administrateurs]

The minimum number of directors shall be one (1) and the maximum number of directors shall be ten (10)

6- Restrictions, if any, on business the corporation may carry on [Limites imposees l'activite commerciale de la societe, s'il y a lieu]

None

7- Other provisions, if any
[Autres duspositions s'il y a lieu]

The annexed Schedule C is incorporated in this form.

8- The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:
[La fusion a ete approuvee en accord avec l'article ou le paragraphe de la Loi indique ci-apres.]

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[ ] 183
[X] 184(1)

[ ] 184(2)

9- Name of the amalgamating corporations
[Denomination des societes fusionnantes]

INFOMART LIMITED
CANADA.COM NEW MEDIA INC.

Corporation No.
[N(degree) de la societe]

414951-3
3837459

Signature

___________________

___________________

Date

02/26/03
02/26/03

Title
[Titre]

Secretary
Secretary

FOR DEPARTMENTAL USE ONLY - [A L'USAGE DU MINISTERE SEULEMENT]

Corporation No. - [N(degree) de la societe]

414950-5

Filed - [Deposee]

Mar [ars] 05 2003

IC 3190 (3-95) (CCA 1390)

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                   SCHEDULE A TO ARTICLES OF AMALGAMATION FOR

                            CANWEST INTERACTIVE INC.

Class A Shares

The holders of the Class A shares shall be entitled:

(a)      to vote at all meetings of shareholders of the Corporation;

(b) to receive, on an equal share for share basis with the holders of the Class B shares, any dividend declared by the Corporation; and

(c) to receive, on an equal share for share basis with the holders of the Class B shares, the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

Class B Shares

The holders of the Class B shares shall be entitled:

(a) to receive, on an equal share for share basis with the holders of the Class A shares, any dividend declared by the Corporation; and

(b) to receive, on an equal share for share basis with the holders of the Class A shares, the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary; and

(c) to receive notice of and to attend any meeting of the shareholder of the Corporation but not to vote at any such meeting except as required by law.

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                   SCHEDULE B TO ARTICLES OF AMALGAMATION FOR

                            CANWEST INTERACTIVE INC.

Subject to any unanimous shareholders agreement, no share or shares of the capital of the Corporation shall be transferred without the consent of either
(a) a majority of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or (b) the holders of at least 51% of the outstanding Class A shares of the Corporation expressed by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by the holders of at least 51% of the outstanding Class A shares of the Corporation.

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                   SCHEDULE C TO ARTICLES OF AMALGAMATION FOR

                            CANWEST INTERACTIVE INC.

1. The number of shareholders of the Corporation exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

2. Any invitation to the public to subscribe for any securities of the Corporation shall be prohibited.

3. The directors may appoint from time to time one or more directors within the limits provided in the Canada Business Corporations Act.